                                                                   EXHIBIT 10.35

                          SECURITIES PURCHASE AGREEMENT


        This Securities Purchase Agreement is entered into as of this 31 day of January 1999 by and between Abbott Laboratories, an Illinois corporation ("Abbott") and SONUS Pharmaceuticals, Inc. a Delaware corporation ("SONUS").

                                    RECITALS

        A. Concurrently herewith Abbott and SONUS are entering into a First Amendment to that certain Agreement between Abbott and SONUS dated May 14, 1996 (as amended, the "U.S. Agreement") and a First Amendment to that certain International License Agreement dated October 1, 1996 (as amended, the "International Agreement") (the U.S. Agreement and the International Agreement are collectively referred to herein as the "Agreements") whereby, among other things, Abbott and SONUS have agreed that certain milestone payments shall be made conditioned upon the achievement of specified milestones relating to a Cardiology Indication (the "Cardiology Milestone Payments"), and that certain milestone payments shall be conditioned upon the achievement of specified milestones relating to a specified Radiology Indication (collectively, the "Radiology Milestone Payments"), as more particularly specified on Appendix 2.3 of the U.S. Agreement and Appendix 5.2 and 5.3 of the International Agreement.

        B. The Agreements provide that SONUS shall have the right to request that Abbott prepay all or a portion of the Radiology Milestone Payments on or after the Radiology Prepayment Date, as specified in Exhibit A attached hereto, in consideration for the issuance by SONUS of shares of its Common Stock under the terms and conditions provided herein.

        C. Pursuant to Section 2.4 of the U. S. Agreement, and Article 2.2(A) of the International Agreement, Abbott may at its option elect to fund certain expenditures for clinical research conducted by SONUS to support research and development for ultrasound diagnostic applications for certain specified indications for the Product, in which event SONUS shall become obligated to reimburse Abbott fifty percent (50%) of such costs and expenses funded by Abbott plus accrued interest (the "Additional Clinical Reimbursement Amounts"). Such sections of the Agreements further provide that in the event that the net tangible assets of SONUS shall at any time fall below an amount equal to the current Nasdaq National Market listing requirement for net tangible assets contained in paragraph 4450(a)(3) of the NASD Manual, plus $1,000,000, SONUS at its option may repay the Additional Clinical Reimbursement Amounts by delivering shares of Common Stock of SONUS pursuant to the terms and provisions set forth herein.

        In consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

        1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreements, or a specific Agreement as may be indicated herein or as may be applicable due to variations in certain definitions between the Agreements.

        2. Purchase and Sale of Common Stock Upon Prepayment of Radiology Milestone Payments and Payment of Repayment Amount.

                      2.1 Purchase and Sale Upon Prepayment of Radiology Milestone Payments. In the event that SONUS desires that Abbott prepay all or any portion of the Radiology Milestone Payment, SONUS shall give written notice to Abbott of such prepayment request within one (1) year following the Radiology Prepayment Date, which notice shall specify the amount of the prepayment (which may not exceed the amount of the Radiology Milestone Payment). In such event, pursuant to the terms and conditions set forth herein, SONUS shall issue to Abbott and Abbott shall accept and purchase from SONUS a number of shares of Common Stock equal to the amount of the prepayment divided by the "Fair Market Value" per share of Common Stock. The "Fair Market Value" of the Common Stock shall be determined as follows:

                             (a)    If the Common Stock is listed on a national
securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the Nasdaq National Market or Small Cap Market or any comparable system, the current Fair Market Value shall be the average of the daily closing prices of the Common Stock on such exchange or Nasdaq for the twenty (20) trading days prior to the notice by SONUS to Abbott of the requested prepayment; the closing price for any day shall be the last reported sale price regular way or, if no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by Nasdaq or any comparable system; or

                             (b)    If the Common Stock is not so listed or
admitted to unlisted trading privileges or quoted on Nasdaq or any comparable system, the current Fair Market Value shall be the average of the daily closing prices for the twenty (20) trading days prior to the notice by SONUS to Abbott of the requested repayment as furnished by two members of Nasdaq selected from time to time in good faith by the Board of Directors of SONUS for that purpose; or

                             (c)    In the absence of the foregoing valuation
methods in Section 2.1(a) or (b), or if for any other reason the Fair Market Value per share cannot be determined pursuant to Section 2.1(a) or (b), the current Fair Market Value shall be determined in good faith as promptly as reasonably practicable by the Board of Directors of SONUS.

                             (d)    Anything herein to the contrary
notwithstanding, for the purpose of determining Fair Market Value under this
Section 2.1 (but not in Section 3.1), the Fair Market Value shall not exceed $16.00 per share of Common Stock.

               2.2 Purchase and Sale Upon Payment of Repayment Amount. In the event SONUS has requested that Abbott prepay a Radiology Milestone Payment and SONUS fails to achieve the milestone giving rise to the Radiology Milestone Payment within five (5) years from the date of this Agreement, SONUS shall be obligated to pay Abbott an amount equal to thirty percent (30%) of the amounts prepaid (the "Repayment Amount") in cash, or by the issuance of shares of Common Stock. In the event SONUS elects to pay the Repayment Amount in cash, such repayment shall be made within ten (10) days following the expiration of the five (5) year period. In the event SONUS elects to pay the Repayment Amount in the form of the issuance of shares of Common Stock, SONUS shall issue to Abbott and Abbott shall accept and purchase from SONUS that number of shares of Common Stock of SONUS equal to the Repayment Amount divided by the Fair Market Value per share (determined in accordance with Section 2.1 above for the seventeen (17) trading days preceding the third trading day prior to the closing date). The issuance of such shares of Common Stock shall constitute payment in full of the Repayment Amount. Anything herein to the contrary notwithstanding, in the event that SONUS elected to pay the Repayment Amount in the form of issuance of shares of SONUS Common Stock and either (i) SONUS' ability to issue some or all of the shares of Common Stock for such repayment to Abbott is suspended pursuant to the terms of Section 2.4, or (ii) the conditions to closing set forth in Section 6 have not been fulfilled within 180 days following the expiration of the five (5) year period following the date hereof, then in either such event SONUS shall pay to Abbott the portion of the Repayment Amount (not paid in the form of Common Stock) in the form of cash or in another form mutually agreed to by the parties.

               2.3 Closing. The closing for the purchase and sale of shares of Common Stock shall occur at a mutually agreeable date and location, which shall occur within the later of (i) (A) ten (10) days from the date of the notice of exercise of prepayment by SONUS in the case of shares issued pursuant to Section 2.1 above, or (B) within ten (10) days of expiration of the five (5) year period following the date hereof in the case of shares issued pursuant to
Section 2.2 above, or (ii) five (5) days following the fulfillment of all of the conditions set forth in Section 6 below. At the closing, SONUS shall deliver to Abbott shares of Common Stock as provided in Section 2.1 or Section 2.2 above, as applicable, against payment by Abbott to SONUS of the prepayment amount in the case of Section 2.1 above. In addition, a duly authorized officer of each of SONUS and Abbott shall deliver to the other a certificate confirming that their respective representations and covenants set forth in Sections 4 and 5, as applicable, are true and correct in all material respects as of the closing date.

               2.4 Suspension of Right to Request Prepayment. Anything herein to the contrary notwithstanding, SONUS shall not have the right to request that Abbott make any prepayment of any Radiology Milestone Payment or accept payment of any Repayment Amount in return for the issuance of shares of Common Stock as provided in this Section 2 if the number of shares of Common Stock to be issued to Abbott would result in Abbott beneficially owning shares of Common Stock of SONUS following the issuance in an amount equal to 19.9% or more of the outstanding Common Stock of SONUS in which event SONUS shall be obligated to pay the appropriate Repayment Amount in cash as set forth in Section 5(E) of the U.S. Agreement or Section 5.5 of the International Agreement, as applicable. The shares of Common Stock of SONUS subject to any warrants or other rights to acquire shares of Common Stock shall be included for the purpose of determining the number of shares beneficially owned by Abbott, but warrants and other rights to acquire Common Stock held by persons other than Abbott shall not be included for the purpose of determining the total amount of outstanding Common Stock. Furthermore, anything herein to the contrary notwithstanding, SONUS shall not have the right to request that Abbott make any prepayment of any Radiology Milestone Payment (a) with respect to the U.S. Agreement (i) relating to the U.S. NDA approval milestone unless and until SONUS has received the first U.S. FDA approval of the Product in the Field (as defined in the U.S. Agreement), and
(ii) relating to the U.S. first shipment of Product milestone unless and until the U.S. first shipment of Product has occurred and (b) with respect to the International Agreement (i) relating to the U.S. NDA approval milestone, unless and until SONUS has received the first U.S. FDA approval of the Product in the Field (as defined in the U.S. Agreement) and (ii) relating to the first shipment date of the Product in Germany, France, Italy, Spain, Canada or the United Kingdom milestone, unless and until the first shipment of Product has occurred in any such country. SONUS shall not repurchase its shares of Common Stock if such repurchases (including shares repurchased by SONUS from Abbott) would cause Abbott to beneficially own 19.9% or more of the outstanding Common Stock of SONUS, calculated as set forth above.

        3. and Sale of Common Stock Upon Exercise of Additional Clinical Research Reimbursement Option.

               3.1 Purchase and Sale. SONUS shall have the right at any time after the amount of its net tangible assets is below an amount equal to the then current Nasdaq National Market listing requirement for net tangible assets contained in paragraph 4450(a)(3) of the NASD Manual, as such paragraph may be amended from time to time, plus $1,000,000, to elect to fulfill its obligations to repay Abbott for any or all of the outstanding Additional Clinical Reimbursement Amounts payable to Abbott by the delivery to Abbott of shares of Common Stock of SONUS. The amount of net tangible assets of SONUS shall be determined as of the end of any month according to the unaudited balance sheet of SONUS prepared in accordance with generally accepted accounting principles. In the event SONUS desires to make such election, it shall notify Abbott in writing of the election, specifying the amount of the Additional Clinical Reimbursement Amount to be paid by delivery to Abbott of shares of Common Stock and including a copy of the most recent monthly unaudited balance sheet.

               3.2 Closing. The closing of the purchase and sale of shares of Common Stock in connection with any such election shall be a mutually agreeable date and location, which shall be within the later of (i) ten (10) days from the notice from SONUS, or (ii) five (5) days following the fulfillment of all of the conditions set forth in Section 6 below. At the closing, SONUS shall deliver to Abbott a number of shares of Common Stock of SONUS equal to the amount of the Additional Clinical Reimbursement Amount to be so paid, divided by the Fair Market Value per share of Common Stock of SONUS determined in accordance with the provisions of Section 2.1 above (excluding paragraph 2.1(d), against a receipt by Abbott acknowledging receipt of the shares of Common Stock and a cancellation of the Additional Clinical Reimbursement Amount to be so paid. In addition, a duly authorized officer of each of SONUS and Abbott shall deliver to the other a certificate confirming that the respective representations, warranties and covenants set forth in Section 4 and 5 as applicable, are true and correct in all material respects as of the closing date.

               3.3 Suspension of Right to Issue Shares. Anything herein to the contrary notwithstanding, SONUS shall not have the right to pay the Additional Clinical Reimbursement Amounts in shares of Common Stock as provided in this Section 3 if the number of shares of Common Stock to be issued to ABBOTT would result in ABBOTT beneficially owning shares of Common Stock of SONUS following the issuance in an amount equal to 19.9% or more of the outstanding Common Stock of SONUS, in which event SONUS shall be obligated to pay the Additional Clinical Reimbursement Amounts in cash as set forth in Section 2.4 of the U.S. Agreement or Section 2.2A of the International Agreement, as applicable. The shares of Common Stock of SONUS subject to any warrant or other right to acquire shares of Common Stock held by Abbott shall be included for the purpose of determining the number of shares beneficially owned by Abbott but warrants and other rights to acquire Common Stock held by persons other than Abbott shall not be included for the purpose of determining the total amount of outstanding Common Stock.

        4. Representations, Warranties and Covenants of SONUS. SONUS hereby represents and warrants to, and covenants with, Abbott as of the date hereof as follows:

               4.1 Authorization. SONUS has full power and authority to execute, deliver and perform its obligations under this Agreement and to issue and sell the Common Stock. All corporate action on the part of SONUS necessary for the authorization, execution and delivery of this Agreement and the Common Stock and the performance of all obligations of SONUS hereunder has been taken. The execution and delivery of this Agreement and the Common Stock and the performance of all obligations of SONUS hereunder have been duly authorized and approved by the Board of Directors of SONUS and no further authorization is necessary. This Agreement and the Common Stock are valid and legally binding obligations of SONUS enforceable against it in accordance with their terms.

               4.2 No Conflict. The execution, delivery and performance of this Agreement and the issuance and sale of the Common Stock and the consummation of each of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) with or without notice or lapse of time or both, constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the capital stock or assets of SONUS pursuant to, (d) with or without notice or lapse of time or both, give any third party the right to accelerate, cancel or terminate any obligation under, (e) result in a violation of, or (f) require any order, qualification, waiver, permit, authorization, consent, approval, exemption or other action by or from, or any registration, notice, declaration, application or filing to or with, any court or administrative or governmental body or any other person or entity pursuant to
(i) the Certificate of Incorporation or Bylaws of SONUS, (ii) any agreement to which SONUS is a party or is bound or to which its assets are subject, which conflict, breach or default would have a material adverse effect on SONUS or the ability of SONUS to perform its duties or obligations hereunder or (iii) any law, statute, rule or regulation to which SONUS is subject; provided, however, that with respect to clause (f) of this Section 4.2, no representation or warranty is made as to any such requirements applicable to SONUS as a result of the specific legal or regulatory status of Abbott (including without limitation any agreements between Abbott or its affiliates) or as a result of any other facts that specifically relate to Abbott, any business in which Abbott has engaged or proposes to engage or any financing arrangements or transactions entered into or proposed to be entered into by or on behalf of Abbott and provided, further, that no representation or warranty is made with respect to the application of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), to the issuance of the Common Stock. In the event that the HSR Act should apply to the issuance of any shares of Common Stock, upon the request of Abbott, SONUS agrees to prepare and file, and to assist Abbott and cooperate with Abbott in its preparation and filing of all necessary notifications and the providing of all necessary information pursuant to the HSR Act. The fees for any such HSR filing shall be paid fifty percent (50%) by SONUS and fifty percent (50%) by Abbott.

               4.3 Valid Issuance of Common Stock. The Common Stock, when issued, sold and delivered in accordance with the terms of this Agreement to Abbott, will be duly authorized and validly issued and will be issued in compliance in all material respects with all federal and state securities laws. The shares of Common Stock have been duly and validly reserved for issuance and, upon issuance in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable and, assuming no distribution of the Common Stock by Abbott, will be issued in compliance with all applicable federal and state securities laws.

               4.4 Valid Existence and Capitalization. SONUS is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in the State of Washington. As of the date hereof, the description of the capitalization of SONUS and its outstanding equity securities and rights to acquire equity securities and the holders thereof is as set forth on Exhibit B.

               4.5 SEC Documents. As of their respective dates, all registration statements and reports filed by SONUS with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, since January 1, 1998 complied in all material respects with the requirements of such Acts and the rules and regulations promulgated thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        5. and Covenants of Abbott. Abbott hereby represents and warrants to, and covenants with, SONUS as of the date hereof as follows:

               5.1 Authorization. Abbott has full power and authority to execute, deliver and perform its obligations under this Agreement. All corporate action on the part of Abbott necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Abbott hereunder has been taken. The execution and delivery of this Agreement and the performance of all obligations of Abbott hereunder were duly authorized and approved by Abbott, and no further authorization is necessary. This Agreement is a valid and legally binding obligation of Abbott, enforceable against it in accordance with its terms.

               5.2 No Conflict. The execution, delivery and performance of this Agreement and the consummation of each of the transactions contemplated hereby do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) with or without notice or lapse of time or both, constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon Abbott's capital stock or assets pursuant to, (d) with or without notice or lapse of time or both, give any third party the right to accelerate, cancel or terminate any obligation under, (e) result in a violation of, or (f) require any order, qualification, waiver, permit, authorization, consent, approval, exemption or other action by or from, or any registration, notice, declaration, application or filing to or with, any court or administrative or governmental body or any other person or entity pursuant to (i) the Certificate of Incorporation or Bylaws of Abbott, (ii) any material agreement to which Abbott is a party or is bound or to which its assets are subject or (iii) any law, statute, rule or regulation to which Abbott is subject; provided, however, that with respect to clause (f) of this Section 5.2, no representation or warranty is made as to any such requirements applicable to Abbott as a result of the specific legal or regulatory status of SONUS (including without limitation any agreements between SONUS or its affiliates) or as a result of any other facts that specifically relate to SONUS, any business in which SONUS has engaged or proposes to engage or any financing arrangements or transactions entered into or proposed to be entered into by or on behalf of SONUS and provided, further, that no representation or warranty is made with respect to the application of the HSR Act to the issuance of the Common Stock. Upon the request of SONUS, Abbott agrees to prepare and file, and to assist SONUS and cooperate with SONUS in its preparation and filing of all necessary notifications and the providing of all necessary information pursuant to the HSR Act. The fees for any such HSR filing shall be paid fifty percent (50%) by Abbott and fifty percent (50%) by SONUS.

               5.3 Accredited Investor Status. Abbott is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

               5.4 Restricted Securities. Abbott understands that the shares of Common Stock to be issued hereunder are restricted securities and may not be sold, transferred or otherwise disposed of without registration under the Securities Act or the availability of an exemption therefrom, and that in the absence of an effective registration statement covering such securities or an exemption from registration, the Common Stock must be held indefinitely. In the absence of an effective registration statement under the Securities Act with respect to the Common Stock, Abbott shall notify the Company of any proposed disposition by Abbott of the Common Stock, shall furnish SONUS with a statement of the circumstances surrounding the proposed disposition and, if reasonably requested by SONUS, shall furnish SONUS with an opinion of counsel, reasonably satisfactory to SONUS, that such disposition will not require the registration of such Common Stock under the Securities Act; provided, however, that a notice and an opinion of counsel will not be required for routine sales under Rule 144 under the Securities Act.

        6. Conditions. The closing of the purchase by Abbott of Common Stock of SONUS under Sections 2.3 and 3.2 shall be conditioned upon receipt of the officer's certificates referenced in Sections 2.3 and 3.2, and upon the following conditions any or all of which may be waived by Abbott in its sole discretion:

               6.1 Agreements in Effect. The amendments to the Agreements referred to in Recital A above shall have been executed and delivered by the parties thereto, and the Agreements shall be in full force and effect and SONUS shall not be in breach, after all applicable cure periods, in any material respect of its obligations thereunder.

               6.2 No Material Adverse Change. Since the end of the last fiscal quarter of SONUS, there shall have been no material adverse change in the business, management, results of operations or financial condition of SONUS which has not been publicly disclosed by SONUS.

               6.3 Hart-Scott-Rodino. If the HSR Act shall apply, all waiting periods under the HSR Act shall have expired or been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent or materially alter the consummation of the transactions contemplated by this Agreement.

               6.4 Actions or Proceedings. No action or proceeding by any court or other governmental authority or other person or entity shall have been instituted or threatened which could enjoin or prohibit any provision of this Agreement or the consummation of the transactions contemplated hereby.

        7.     Miscellaneous.

               7.1 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

               7.2 Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by SONUS or Abbott without the prior written consent of Abbott or SONUS, respectively; provided, however, that either party may assign this Agreement to any of its Affiliates, or to any successor by merger or sale of substantially all of its business unit to which this Agreement relates without the consent of the other party. Any assignment or delegation in contravention of this Agreement shall be void and shall not relieve the assigning or delegating party of any obligation hereunder. Except as set forth in the preceding sentences, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

               7.3 No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement.

               7.4 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. Each counterpart shall be enforceable against the parties actually executing such counterpart, and all counterparts shall be construed together and shall constitute one instrument.

               7.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               7.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given as follows:

                      To Abbott:

               (1)    Abbott Laboratories
                      100 Abbott Park Road
                      Abbott Park, Illinois 60064-3500
                      Attn: President - Hospital Products Division

                      With a copy to:

                      Abbott Laboratories
                      100 Abbott Park Road
                      Abbott Park, Illinois 60064-3500
                      Attn: Divisional Vice President
                            Domestic Legal Affairs
                            D-322/AP6D

              and (2) Abbott International, Ltd.
                      200 Abbott Park Road
                      Abbott Park, Illinois 60064-3537
                      Attn: President - Abbott International

                      With a copy to:

                      Abbott International, Ltd.
                      100 Abbott Park Road
                      Abbott Park, Illinois 60064-3500
                      Attn: Divisional Vice President
                            International Legal Operations
                            D-323/AP6D

                      To SONUS:

                      SONUS Pharmaceuticals, Inc.
                      22026 20th Avenue, S.E., Suite 201
                      Bothell, Washington 98021
                      Attn: Chief Executive Officer

               7.7 Public Announcements. Any press release or other public statement issued by any party relating to this Agreement or the transactions contemplated hereby shall be governed by Section 22 of the U.S. Agreement.

               7.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof. This Agreement may be amended, modified or waived only by a written instrument executed by duly authorized representatives or both parties.

               7.9 Alternative Dispute Resolution. The Parties agree that any dispute that arises in connection with this Agreement shall be determined according to the Alternative Dispute Resolution provisions set forth in Section 21 of the U.S. Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                               SONUS PHARMACEUTICALS, INC.


                               By: /s/ Michael A. Martino
                                   ---------------------------------------------
                                   Name: Michael A. Martino
                                   Title:   President

                               ABBOTT LABORATORIES


                               By: /s/ Richard A. Gonzalez
                                   ---------------------------------------------
                                   Name: Richard A. Gonzalez
                                   Title: President - Hospital Products Division


Attachments:

Exhibit A - Radiology Milestone Dates
Exhibit B - Capitalization of SONUS

                                    EXHIBIT A

U.S. AGREEMENT

-----------------------------------------------------------------------
                                 RADIOLOGY             RADIOLOGY
        MILESTONE             PREPAYMENT DATE      MILESTONE PAYMENT
-----------------------------------------------------------------------
         U.S. NDA                 6/1/99*               $2.0 Million
         Approval
-----------------------------------------------------------------------
        U.S. First                7/1/99**              $2.0 Million
   Shipment of Product
-----------------------------------------------------------------------
                                                 Total: $4.0 Million
-----------------------------------------------------------------------

INTERNATIONAL AGREEMENT

-----------------------------------------------------------------------
                                 RADIOLOGY             RADIOLOGY
        MILESTONE             PREPAYMENT DATE      MILESTONE PAYMENT
-----------------------------------------------------------------------
         U.S. NDA                 6/1/99*                $1,500,000
 Approval Within 15 Days
-----------------------------------------------------------------------
        European Community
     Authorization Granted
          Within 105 days:         2/1/99                  $850,000
          Within 195 days:         2/1/99                  $850,000
          Within 265 days:         5/1/99                  $350,000
-----------------------------------------------------------------------
    First Shipment Date of
          Product for Sale
      (to Germany, France,
  Italy, Spain, Canada, or
       the United Kingdom)
           Within 15 days:       6/1/99***               $1,500,000
          Within 105 days:       9/1/99***                 $500,000
-----------------------------------------------------------------------
                                                  Total: $5,550,000
-----------------------------------------------------------------------

* Anything herein to the contrary notwithstanding, the Radiology Prepayment Date shall be the later of (i) the date referenced, or (ii) the first U.S. FDA approval for the Product in the Field (as defined in the U.S. Agreement).

** Anything herein to the contrary notwithstanding, the Radiology Prepayment Date shall be the later of (i) the date referenced, or (ii) the U.S. first shipment of Product.

*** Anything herein to the contrary notwithstanding, the Radiology Prepayment Date shall be the later of (i) the date referenced, or (ii) the first shipment date of Product in Germany, France, Italy, Spain, Canada or United Kingdom.

                                    EXHIBIT B

                             CAPITALIZATION OF SONUS

Common Stock:

      Authorized:         20,000,000 shares of Common Stock; 5,000,000 shares of
                          Preferred Stock

      Outstanding as of
      December 31, 1998:  8,632,225 shares of Common Stock
                          No shares of Preferred Stock

Options:

      Authorized:         2,022,137
      Outstanding as of
      December 31, 1998:  1,311,091

Warrants:

      Outstanding as of
      December 31, 1998:  785,161

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Note: SONUS also has in place a Stockholders Rights Plan which provides for the issuance of Convertible Preferred Stock under certain circumstances.



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